                                                                                        Exhibit 99
Titan Tire Corporation receives approval to negotiate with local union in Goodyear deal

Quincy, IL. - July 26, 2005 -Titan Tire Corporation, a subsidiary of Titan International, Inc. (NYSE: TWI), has received approval from the International leadership of the United Steelworkers of America (USWA) to begin negotiations with USWA Local 745 in Freeport, Illinois, on July 26, 2005.

Titan announced plans in February 2005 to purchase the assets of The Goodyear Tire & Rubber Company’s North American farm tire business. A contract must be approved by the USWA membership in Freeport for the sale to Titan to be finalized.

This press release includes forward-looking statements that involve risks and uncertainties, including risks as detailed in Titan International, Inc.’s periodic filings with the Securities and Exchange Commission, including the annual report on Form 10-K for the year ended December 31, 2004. The Company cautions that any forward-looking statements included in this press release are subject to a number of risks and uncertainties and the Company undertakes no obligation to publicly update or revise any forward-looking statements.

Titan International, Inc., a holding company, owns subsidiaries that supply wheels, tires and assemblies for off-highway equipment used in agricultural, earthmoving/construction, and consumer (i.e. all terrain vehicles and trailers) applications.

Contact: Lisa Ross
Communications Coordinator
(217) 221-4489